UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2023

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TENABLE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38600	47-5580846
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6100 Merriweather Drive, Columbia, Maryland, 21044
(Address of principal executive offices, including zip code)

(410) 872-0555
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2023, upon the recommendation of its nominating and corporate governance committee, the Board of Directors (the “Board”) of Tenable Holdings, Inc. (the “Company”) appointed Margaret Keane to serve as a director of the Company effective June 13, 2023. Ms. Keane will serve as a Class III director whose term will expire at the 2024 Annual Meeting of Stockholders, and she will serve as a member of the compensation committee and the cybersecurity risk management committee of the Board.
There is no arrangement or understanding between Ms. Keane and any other person pursuant to which she was selected as a director of the Company, and there is no family relationship between Ms. Keane and any of the Company’s other directors or executive officers. The Company is not aware of any transaction involving Ms. Keane requiring disclosure under Item 404(a) of Regulation S-K. Additional information about Ms. Keane is set forth below:
Margaret Keane, age 63, previously served as executive chair of the board of directors of Synchrony Financial (“Synchrony”), a consumer financial services company, from April 2021 to April 2023. Ms. Keane served as Synchrony’s chief executive officer from February 2014 to March 2021 and president from February 2014 to May 2019. She previously served as the chief executive officer and president of the North American retail finance business of the General Electric Company (“GE”) from April 2011 to February 2014. Additionally, Ms. Keane has served as a member of Synchrony’s board of directors since 2013 and a member of the board of directors of Synchrony Bank since 2009. She previously served in various roles with GE and GE Capital Corporation. She serves on the board of directors for the Allstate Corporation, an insurance company, a position she has held since April 2018. Ms. Keane earned a bachelor’s degree in government and politics and an MBA from St. John’s University. The Board believes that Ms. Keane’s extensive experience in managing technology companies and her experience as a director of public companies provides her with the qualifications and skills to serve as a director of the Company.
Upon commencement of her service as a director on June 13, 2023, the Board granted Ms. Keane 9,562 restricted stock units, with one-third of the shares underlying the restricted stock units vesting on each anniversary of the grant date such that the award will be fully vested after three years, subject to Ms. Keane’s continued service as a director through the applicable vesting dates and accelerated vesting in specified circumstances. Additionally, the Board approved the following compensation for Ms. Keane for her service on the Board for the year ending December 31, 2023, to be pro-rated for her 2023 service and subject to her continued service through the applicable payment dates:
•Board Service Retainer: $35,000
•Compensation Member Service Retainer: $6,000
•Cybersecurity Member Service Retainer: $5,000
Ms. Keane has also entered into the Company’s standard form of indemnification agreement.
Item 7.01     Regulation FD Disclosure.
On June 13, 2023, Tenable issued a press release relating to the appointment of Ms. Keane to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on 8-K (including Exhibit 99.1) is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, whether made before or after today’s date, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific references in such filing.
Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits

Exhibit Number	Description
99.1	Press Release dated June 13, 2023
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	The cover page from Tenable's 8-K filed on June 14, 2023, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TENABLE HOLDINGS, INC.

Date:	June 14, 2023	By:	/s/ Michelle VonderHaar
Michelle VonderHaar
Chief Legal Officer and Corporate Secretary